As filed with the Securities and Exchange Commission on November 3, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

PAPA JOHN’S INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1203323
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2002 PAPA JOHNS BOULEVARD

LOUISVILLE, KENTUCKY 40299-2334

(Address of Principal Executive Offices) (Zip Code)

Papa John’s International, Inc.

Restated Nonqualified Stock Option Agreement dated January 31, 2005

(Full title of the Plan)

Richard J. Emmett

Senior Vice President, General Counsel and Secretary

Papa John’s International, Inc.

2002 Papa Johns Boulevard

Louisville, Kentucky 40299-2334

(502) 261-7272

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value, $.01 per share	165,570 shares	$16.085	$2,663,194	$285

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers additional shares which may become issuable by reason of any stock split, stock dividend, recapitalization or similar transaction and any other securities with respect to which the outstanding shares are converted or exchanged.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) Calculated pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the price at which the underlying option may be exercised.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

(ITEMS 1 AND 2)

The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Documents by Reference.

Papa John’s International, Inc. (the “Company”) hereby incorporates by reference the following documents:

(a)           The Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2005;

(b)           The Company’s Form 10-Q for the quarters ended March 26, 2006, June 25, 2006 and September 24, 2006;

(c)           The Company’s Current Reports on Form 8-K filed on March 9, 2006, April 20, 2006, May 23, 2006, July 27, 2006, August 31, 2006, September 8, 2006, and October 4, 2006;

(d)           The description of the Company’s Common Stock as contained in the Registration Statement on Form 8-A, filed by the Company to register its common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and all amendments or reports filed for the purpose of updating such description prior to the termination of the offering of Common Stock made hereby; and

(e)           All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and/or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.  The Registrant’s Exchange Act file number with the Commission is 000-21660.

Item 4.                    Description of Securities.

Not Applicable.

Item 5.                    Interests of Named Experts and Counsel.

Members of Greenebaum Doll & McDonald PLLC participating in the preparation of this Registration Statement owned 4,650 shares of the Company’s Common Stock on November 1, 2006.

Item 6.                    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“GCL”) permits a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.  The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful.  A Delaware corporation may indemnify such persons in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions except that no indemnification is permitted in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court deems proper.  To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.  Corporations, under certain circumstances, may pay expenses incurred by an officer or director in advance of the final disposition of an action for which indemnification may be permitted or required.  The indemnification and advancement of expenses provided for or granted pursuant to Section 145 are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.  Section 145 further provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by statute.

Article Twelfth of the Company’s Amended and Restated Certificate of Incorporation provides:

“A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of this Article TWELFTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.”

Article Sixteenth of the Company’s Amended and Restated Certificate of Incorporation provides:

“Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or agent or in any other capacity while serving as such a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith.”

The Company maintains liability insurance coverage for its officers and directors which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers with respect to actions arising out of the performance of such officer’s or director’s duties.

Item 7.                    Exemption from Registration Claimed.

Not Applicable.

Item 8.                    Exhibits.

The following exhibits are filed as part of this Registration Statement:

3.1           Amended and Restated Certificate of Incorporation of the Registrant.  Exhibit 3.1 to Registration Statement No. 33-61366 is incorporated herein by reference.

3.2           Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation.  Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 29, 1997 (Comm. File 0-21660) is incorporated herein by reference.

3.3           Restated By-laws of the Registrant.  Exhibit 3.2 to Registration Statement No. 33-61366 is incorporated herein by reference.

5              Opinion of Greenebaum Doll & McDonald PLLC as to the legality of the securities being registered.*

10            Restated Non-Qualified Stock Option Agreement dated January 31, 2005, between Registrant and Nigel Travis.*

23.1         Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit 5).*

23.2         Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*

24            Powers of Attorney (included on signature page of the Registration Statement).

*Filed herewith.

Item 9.                    Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume  and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on November 3, 2006.

PAPA JOHN’S INTERNATIONAL, INC.

By:	/s/ Nigel Travis
Nigel Travis
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nigel Travis and J. David Flanery, or either of them, such individual’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for such individual and in his or her name, place and stead, in any and all capacities, to sign all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any State or other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Schnatter
John H. Schnatter	Founder, Executive Chairman of	November 3, 2006
the Board and Director

Signature	Title	Date

/s/ Nigel Travis
Nigel Travis	President, Chief Executive Officer	November 3, 2006
(Principal Executive Officer) and Director

/s/ F. William Barnett
F. William Barnett	Director	November 3, 2006

/s/ Norborne P. Cole, Jr.
Norborne P. Cole, Jr.	Director	November 3, 2006

/s/ Philip Guarascio
Philip Guarascio	Director	November 3, 2006

/s/ John Hatab
John Hatab	Director	November 3, 2006

/s/ Wade S. Oney
Wade S. Oney	Director	November 3, 2006

/s/ Olivia F. Kirtley
Olivia F. Kirtley	Director	November 3, 2006

/s/ William M. Street
William M. Street	Director	November 3, 2006

/s/ J. David Flanery
J. David Flanery	Senior Vice President, Chief	November 3, 2006
Financial Officer and Treasurer

EXHIBIT INDEX

3.1           Amended and Restated Certificate of Incorporation of the Registrant.  Exhibit 3.1 to Registration Statement No. 33-61366 is incorporated herein by reference.

3.2           Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation.  Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 29, 1997 (Comm. File 0-21660) is incorporated herein by reference.

3.3           Restated By-laws of the Registrant.  Exhibit 3.2 to Registration Statement No. 33-61366 is incorporated herein by reference.

5              Opinion of Greenebaum Doll & McDonald PLLC as to the legality of the securities being registered.*

10                                    Restated Non-Qualified Stock Option Agreement dated January 31, 2005 between Registrant and Nigel Travis.*

23.1         Consent of Greenebaum Doll & McDonald PLLC (included in Exhibit 5).*

23.2         Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.*

24            Powers of Attorney (included on signature page of the Registration Statement).

*Filed herewith.